UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2020

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Gold Entertainment Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-28571	98-0206212
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

429 W PLUMB LANE RENO, NV  89509

(Address of Principal Executive Office) (Zip Code)

561-927-0605

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2018, Gold Entertainment Group, Inc. ("we" or "Company") entered into an agreement with IceLounge Media Inc., a Wyoming corporation ("ICELOUNGE"), (the "Agreement"). Pursuant to the terms of the Agreement, the Company authorized a new class of Preferred Shares. The new class, SERIES B Preferred Shares were issued as part of the payment due to the Company's Former CEO and Director, Mr. Fytton, for the acquisition of the Company's controlling block of Series A Preferred Stock, by ICELOUNGE; whose rights remain unchanged.

Under the Terms of the Agreement, Mr. Fytton, is owed seventy-five thousand dollars ($75,000.00) following the Closing Date and registered as Preferred B Shares issued by GEGP and recorded with its Transfer Agent, being Island Stock Transfer of Clearwater, Florida. On August 20, 2020, Gold Entertainment Group, Inc. ("we" or "Company") amended the Agreement, (see Exhibit 10.1 attached) with Mr. Fytton which is summarized as follows. An immediate payment of five thousand dollars($5,000.00)was paid to reduce the outstanding balance to seventy thousand dollars($70,000.00).

Further the Amended Agreement, ITEM 2 CLOSING, added the following additional provisions;

Adding:

(e) SELLER shall retain, following the Closing, the domain name GOLDENTERTAINMENT.com for its exclusive use. SELLER shall forward any email correspondence to CEO@, CORP@ to a new email address supplied by the BUYER for a period of one year, following the final payment owed to the BUYER, being paid in full per the Terms and Conditions of this Agreement and amendments.

(f) SELLER shall cause a share dividend to be made to its registered shareholders of record on or as soon as possible following the CLOSE of this Agreement. This dividend shall be made in a manner and time determined by the SELLER. The SELLER shall be responsible for all costs associated with this transaction. The SELLER shall exclude from the dividend, the Officers and Directors of the Company.

The Amended Agreement came into effect September 4, 2020, following the transfer of funds to Mr. Fytton.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Amended Agreement, a new provision was added to ITEM 2 CLOSING, as section (f) as follows.

(f) SELLER shall cause a share dividend to be made to its registered shareholders of record on or as soon as possible following the CLOSE of this Agreement. This dividend shall be made in a manner and time determined by the SELLER. The SELLER shall be responsible for all costs associated with this transaction. The SELLER shall exclude from the dividend, the Officers and Directors of the Company.

The specific rights and privileges are included in Exhibit 10.1 to this filing.

As of the time of this 8K filing, no specific terms, nor date, has been set for this share dividend. A future 8K will announce those items and continue specific instructions for the shareholders of record.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1

AMENDMENT TO GEGP STOCK PURCHASE AGREEMENT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 10, 2020	Gold Entertainment Group, Inc.

	By:	/s/ Robert Schlegal
Robert Schlegal President